Exhibit 10.14.1.3

THIRD AMENDMENT TO SALE AND SERVICING AGREEMENT

     This Third Amendment, dated as of June 29, 2004 (this “Amendment”) to the Sale and Servicing Agreement, dated as of September 17, 2003, among CapitalSource Funding II Trust, a Delaware statutory trust (the “Issuer”), CS Funding II Depositor LLC, a Delaware limited liability company, as Depositor (in such capacity, the “Depositor”), CapitalSource Finance LLC, a Delaware limited liability company (“CapitalSource”), as Loan Originator (in such capacity, the “Loan Originator”) and as Servicer (in such capacity, the “Servicer”) and Wells Fargo Bank, National Association, successor-by-merger to Wells Fargo Bank Minnesota, National Association, a national banking association, as Indenture Trustee on behalf of the Noteholders (in such capacity, the “Indenture Trustee”), as Paying Agent (the “Paying Agent”), as Collateral Custodian (the “Collateral Custodian”) and as Backup Servicer (the “Backup Servicer”).

R E C I T A L S:

     WHEREAS, the Issuer, the Depositor, CapitalSource, the Loan Originator, the Servicer, the Indenture Trustee, the Paying Agent, the Collateral Custodian and the Backup Servicer are parties to the Sale and Servicing Agreement, dated as of September 17, 2003 (as amended, supplemented and otherwise modified from time to time, the “Sale and Servicing Agreement”);

     WHEREAS, the Issuer has requested that certain provisions of the Sale and Servicing Agreement be further amended, on the terms and subject to the conditions set forth in this Amendment, to permit, inter alia, all of the following: (i) allow the Issuer to acquire a loan for which CIG Holdings, Inc., an affiliate of the Issuer, is the obligor and to include such loan in the calculation of the Borrowing Base until not later than December 31, 2004; (ii) increase the note interest rate payable by the Issuer solely with respect to the loan referred to in clause (i); and (iii) amend the Sale and Servicing Agreement in order to implement certain additional changes consistent with the foregoing;

     NOW, THEREFORE, in consideration of the mutual covenants and undertakings herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Amendments to the Sale and Servicing Agreement.

a. Section 1.01 of the Sale and Servicing Agreement is hereby amended and supplemented by adding the following defined terms in appropriate alphabetical order:

     “CIG: CIG International LLC, a limited liability company organized and existing under the laws of the State of Delaware, and its successors and permitted assigns.”

     “CIG Allocated Principal Balance: As of any date of determination, an amount equal to the excess of (1) the sum of all Noteholder CIG Advances funded on or after the Effective Date, over (2) the product of (A) sixty percent (60%) and (B) all principal payments (including prepayments) actually received by Issuer with respect to the CIG Loan (including all principal payments on all CIG Underlying Loans) since the Effective Date.”

     “CIG Loan: Each loan made by the Loan Originator to CIG pursuant to the terms of the CIG Loan Agreement.”

     “CIG Loan Agreement: Any or all, as the context may require, of the loan agreement, the security agreement and the note, each dated June 29, 2004 and between CIG, as borrower, and the Loan Originator, as lender, and substantially in the form attached as Exhibit A hereto, as each such agreement may be amended, modified or supplemented from time to time in accordance with its respective terms and the terms of this Amendment.”

     “CIG Loan Ineligible Date: The earliest to occur of (i) December 31, 2004, (ii) the first date on which an event of default occurs under the CIG Loan Agreement, and (iii) the date on which the number of CIG Underlying Loans pledged as collateral security for the CIG Loan is less than ten (10).”

     “CIG Loan LIBOR Margin: Two and one quarter percent (2.25%) per annum.”

     “CIG Loan Default Rate: Five percent (5%) per annum.”

     “CIG Loan Interest Rate: With respect to each Accrual Period, a per annum interest rate equal to One-Month LIBOR for the related LIBOR Determination Date plus the CIG Loan LIBOR Margin.”

     “CIG Payment Account: Each deposit account set forth on Exhibit D hereto to which the obligors on the CIG Underlying Loans remit payments.”

     “CIG Underlying Loan: Each mezzanine and gap equity loan pledged by CIG as collateral security for its obligations under the CIG Loan Agreement. A listing of such loans as of the Effective Date is set forth on Exhibit B hereto.”

     “Effective Date: The date upon which the acquisition of the equity interests of CIG is consummated by the Loan Originator.”

     “Noteholder CIG Advance: Each advance of funds made by the Noteholders to the Issuer pursuant to the terms of the Basic Documents that allow the Issuer to fund or maintain its investment in the CIG Loan.”

     “Note Purchase Agreement Amendment: The fourth amendment to the note purchase agreement, substantially in the form of Exhibit E hereto.”

b. the definition of the term “Borrowing Base” is hereby amended and restated to read as follows:

     “Borrowing Base: On any date of determination, the sum of

(i)	the product of (A) the outstanding unpaid principal balance of all Eligible Loans included in the Loan Pool (other than the CIG Loan) prior to such date of determination minus the amount (calculated without duplication) by which such Eligible Loans exceed any applicable Concentration Limitations and minus, with respect to Charged-Off Loans, (x) 50% of the outstanding unpaid principal balance of all Charged-Off Loans for which any Scheduled Payment is at least ninety (90) days but less than one hundred eighty (180) days delinquent as of such date of determination and (y) the outstanding unpaid principal balance of all Charged-Off Loans that are Charged-Off Loans for any reason other than the Scheduled Payment delinquency referenced in clause (x) above and (B) the applicable Purchase Price Percentages (determined on such date), and

(ii)	the amount on deposit in the Principal Collections Account on such date of determination, and

(iii)	until the CIG Loan Ineligible Date, an amount equal to the lesser of (A) Sixty Million Dollars ($60,000,000), and (B) the product of (x) the then unpaid principal balance of all CIG Underlying Loans, and (y) sixty percent (60%).”

c. the definition of “Concentration Limitations” in Section 1.01 of the Sale and Servicing Agreement is hereby amended and supplemented by adding the following to the end thereof:

     “(xx) the aggregate unpaid Principal Balance of all CIG Loans does not exceed One Hundred Million Dollars ($100,000,000).”

d. the definition of the term “Daily Interest Accrual Amount” is hereby amended and restated to read as follows:

     “Daily Interest Accrual Amount: With respect to each day and the related Accrual Period, an amount equal to the sum of (i) interest accrued at the Note Interest Rate with respect to such Accrual Period on an amount equal to the excess of (x) the Note Principal Balance, over (y) the CIG Allocated Principal Balance, in each case determined as of the preceding Business Day after giving effect to all changes to the Note Principal Balance and the CIG Allocated Principal Balance on or prior to such preceding Business Day, and (ii) interest accrued at the CIG Loan Interest Rate with respect to such Accrual Period on the CIG Allocated Principal Balance, determined as of the preceding Business Day after giving effect to all changes to the CIG Allocated Principal Balance on such Date.”

e. the definition of the term “Eligible Loan” is hereby amended and restated to read as follows:

     “Eligible Loan: With respect to any date of determination, both of the following: (i) any Loan (other than the CIG Loan) which complies with the representations and warranties set forth in Section 3.04 with respect to such Loan and (ii) until the CIG Loan Ineligible Date, the CIG Loan.”

f. the definition of the term “LIBOR Determination Date” is hereby amended and restated to read as follows:

     “LIBOR Determination Date: With respect to each Accrual Period, the second Business Day prior to the end of the month immediately preceding the month in which such Accrual Period commenced.”

g. Section 3.04 of the Sale and Servicing Agreement is hereby amended and supplemented by adding the following clause (ss) in appropriate alphabetical order:

“(ss)	with respect to each CIG Underlying Loan:

(i)	except as set forth in Exhibit C hereto, the Loan Originator makes, mutatis mutandis, the applicable representations and warranties set forth in clauses (a) through (pp) of this Section 3.04 with respect to each CIG Underlying Loan as if such CIG Underlying Loan was treated as a Loan;

(ii)	the scheduled payments owing to the Loan Originator under each CIG Underlying Loan have been, or will be, remitted by the related obligor directly to the applicable CIG Payment Account.

     The parties hereto acknowledge and agree that CIG and the Loan Originator are Affiliates. Accordingly, any restriction contained in the Sale and Servicing Agreement to the inclusion of a Loan for which the related Obligor is an Affiliate is waived solely with respect to the CIG Loan until the CIG Loan Ineligible Date.

     2. Conditions Precedent to Effectiveness. The amendments and modifications to the Sale and Servicing Agreement set forth in this Amendment shall become effective on the Effective Date upon all of the following conditions precedent being satisfied to the reasonable satisfaction of the Purchaser:

     (a) The Loan Originator shall have acquired, or will acquire with the proceeds of the initial Noteholder CIG Advance, all of the issued and outstanding voting securities of CIG;

     (b) The Purchaser shall have received from the Issuer an origination fee in an amount equal to the product of (i) thirty-five hundredths of one percent (.35%) and (ii) the Noteholder CIG Advance to be made on the Effective Date;

     (c) The representations and warranties of the Depositor and the Loan Originator contained in Sections 3.01 and 3.02 of the Sale and Servicing Agreement shall be deemed to be repeated as of the Effective Date, and such representations and warranties shall be correct in all material respects at and as of such Effective Date;

     (d) Each of the Depositor, the Loan Originator and the Servicer shall have performed and complied in all material respects with all terms and conditions herein, the Sale and Servicing Agreement and the Indenture required to be performed or complied with by it prior to or at the time of the Effective Date, and there shall not exist on the Effective Date, and the consummation of the transactions on the Effective Date shall not result in, (i) a Default or an Event of Default, (ii) a Servicer Default, or (iii) a Trigger Event;

     (e) The Purchaser shall have received an Officer’s Certificate dated as of the Effective Date, in form and substance reasonably satisfactory to the Purchaser, in which each of the Issuer, the Depositor, the Loan Originator and the Servicer shall represent and warrant to the Purchaser that the conditions precedent set forth in (c) and (d) were satisfied at and as of the Effective Date;

     (f) This Amendment, the Note Purchase Agreement Amendment (and the supplementary note referred to therein), and each CIG Loan Agreement shall have been duly and properly authorized, executed and delivered by the respective parties thereto and shall be in full force and effect on and as of the Effective Date, and the Collateral Custodian shall have received the sole originally executed counterpart of the CIG Loan Agreement;

     (g) All actions necessary shall have been taken to perfect (x) in favor of the Indenture Trustee a legal, valid and enforceable first-priority security interest in the CIG Loan, and (y) in favor of the Loan Originator a legal, valid and enforceable first priority security interest in each CIG Underlying Loan and the other collateral set forth in the CIG Loan Agreement, and all other actions desirable for the perfection of such interests shall have been completed to the satisfaction of the Purchaser and its counsel.

     3. Representations and Warranties; Covenants. (a) The Loan Originator hereby makes as of the Effective Date with respect to the CIG Loan all of the representations and warranties set forth in Section 3.04 of the Sale and Servicing Agreement. Each of the Issuer, the Depositor, the Servicer and the Loan Originator hereby represents and warrants that (i) it has the power and is duly authorized to execute and deliver this Amendment, (ii) this Amendment has been duly authorized, executed and delivered, (iii) it is and will continue to be duly authorized to perform its obligations under the Basic Documents and this Amendment, (iv) the execution, delivery and performance by it of this Amendment shall not (1) result in the breach of, or constitute (alone or with notice or with the lapse of time or both) a default under, any material agreement or instrument to which it is a party, (2) violate (A) any provision of law, statute, rule or regulation, or organizational documents or other constitutive documents, (B) any order of any Governmental Authority or (C) any provision of any material indenture, agreement or other instrument to which it is a party or by which it or any of its property is or may be bound, or (3) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Issuer other than pursuant to the Basic Documents, (v) this Amendment and each of the Basic Documents to which it is a party or by which it or its assets may be or is bound constitutes its legal, valid and binding obligations, enforceable against it (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors’ rights generally and to general principles of equity), (vi) except as publicly disclosed, there are not any actions, suits, investigations (civil or criminal) or proceedings at law or in equity or by or before any Governmental Authority pending or, to its knowledge, threatened against or affecting it or any of its business, property or rights (1) which involve any Basic Document or the Loan Documents or (2) which would be materially likely to result in a Material Adverse Effect, (vii) it is not in default or violation with respect to any law, rule or regulation, judgment, writ, injunction or decree order of any court, governmental authority, regulatory agency or arbitration board or tribunal and, with respect to the Loan Originator and Depositor, the effect of which would have a material adverse effect on its business, assets, operations or financial condition and (viii) no Default or Event of Default has occurred or is continuing. Except as expressly amended by the terms of this Amendment, all terms and conditions of the Sale and Servicing Agreement shall remain in full force and effect and are hereby ratified in all respects. The Initial Noteholder does not object to the execution of this Amendment by Wilmington Trust Company or the Issuer.

     (b) The Loan Originator hereby makes the following covenants for the benefit of the Issuer, the Indenture Trustee and the Purchaser:

     (i) On or before July 31, 2004, the Loan Originator shall, or shall cause CIG to, deliver to the Purchaser fully executed control agreements, in form and substance reasonably satisfactory to the Purchaser, with respect to each CIG Payment Account;

     (ii) The Loan Originator shall, or shall cause the Issuer, to remit to the Purchaser on each funding date subsequent to the Effective Date a fee in the amount equal to the product of (A) thirty-five hundredths of one percent (.35%) and (B) the requested Noteholder CIG Advance.

     4. No Reliance. Each of the Loan Originator, the Depositor and the Issuer hereby acknowledges that it has not relied on the Initial Noteholder or any of its officers, directors, employees, agents and “control persons” as such term is used under the Act and under the Securities Exchange Act of 1934, as amended, for any tax, accounting, legal or other professional advice in connection with the transactions contemplated by this Amendment or the Basic Documents, that each of the Loan Originator, the Depositor and the Issuer has retained and been advised by such tax, accounting, legal and other professionals as it has deemed necessary in connection with the transactions contemplated by this Amendment and the Basic Documents and that the Initial Noteholder makes no representation or warranty, and shall have no liability with respect to, the tax, accounting or legal treatment or implications relating to the transactions contemplated by this Amendment and the Basic Documents.

     5. Defined Terms; Headings. All capitalized terms used herein, unless otherwise defined herein, have the same meanings provided herein or in the Sale and Servicing Agreement. The headings of the various Sections of this Amendment have been inserted for convenience of reference only and shall not be deemed to be part of this Amendment.

     6. Limited Amendment. This Amendment is limited precisely as written and shall not be deemed to (a) be a consent to a waiver or any other term or condition of the Sale and Servicing Agreement, the other Basic Documents or any of the documents referred to therein or executed in connection therewith or (b) prejudice any right or rights the Noteholders may now have or may have in the future under or in connection with the Sale and Servicing Agreement, the other Basic Documents or any documents referred to therein or executed in connection therewith. Whenever the Sale and Servicing Agreement is referred to in the Sale and Servicing Agreement or any of the instruments, agreements or other documents or papers executed and delivered in connection therewith, it shall be deemed to mean the Sale and Servicing Agreement, as the case may be, as modified by this Amendment. Except as hereby amended, no other term, condition or provision of the Sale and Servicing Agreement shall be deemed modified or amended, and this Amendment shall not be considered a novation.

     7. Construction; Severability. This Amendment is a document executed pursuant to the Sale and Servicing Agreement and shall (unless otherwise expressly indicated therein) be construed, administered or applied in accordance with the terms and provisions thereof. If any one or more of the covenants, agreements, provisions or terms of this Amendment shall be held invalid in a jurisdiction for any reason whatsoever, then, in such jurisdiction, such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Amendment and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms of this Amendment.

     8. Counterparts; Facsimile Signature. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. The parties may execute facsimile copies of this Amendment and the facsimile signature of any such party shall be deemed an original and fully binding on said party.

     9. Governing Law. This Amendment shall be governed and construed in accordance with the applicable terms and provisions of Section 13.05 (Governing Law) of the Sale and Servicing Agreement, which terms and provisions are incorporated herein by reference.

     10. Limitation on Liability. It is expressly understood and agreed by the parties hereto that (a) this Amendment is executed and delivered by Wilmington Trust Company, not individually or personally, but solely as Owner Trustee of CapitalSource Funding II Trust, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose for binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Amendment or any other related documents.

     11. Recordation of Amendment. To the extent permitted by applicable law, this Amendment, or a memorandum thereof if permitted under applicable law, is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the Securityholders’ expense on direction of the Majority Noteholders but only when accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Securityholders or is necessary for the administration or servicing of the Loans.

     12. Successor and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

[Remainder of Page Intentionally Left Blank. Signature Pages Follow.]

     IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to the Sale and Servicing Agreement to be duly executed by their respective authorized officers as of the day and year first written above.

CAPITALSOURCE FUNDING II TRUST,

By:	Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee

By:	/s/ Roseline K. Maney

Name:	Roseline K. Maney
Title:	Vice President

CS FUNDING II DEPOSITOR LLC,
as Depositor

By:	/s/ Steven A. Museles

Name:	Steven A. Museles
Title:	Senior Vice President

CAPITALSOURCE FINANCE LLC,
as CapitalSource, Loan Originator and Servicer

By:	/s/ Steven A. Museles

Name:	Steven A. Museles
Title:	Senior Vice President

[Signature Pages to Fifth Amendment to Amended and Restated Senior Secured Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, successor-by-merger to Wells Fargo Bank Minnesota, National Association as Indenture Trustee, Collateral Custodian, Paying Agent and Backup Servicer

By:	/s/ Jeanine C. Casey

Name:	Jeanine C. Casey
Title:	Corporate Trust Officer

[Signature Pages to Fifth Amendment to Amended and Restated Senior Secured Credit Agreement]

ACKNOWLEDGED AND AGREED:

CITIGROUP GLOBAL MARKETS REALTY CORP., as Initial Noteholder

By:	/s/ Ted Yarbrough

Name:	Ted Yarbrough
Title:	Managing Director

[Signature Pages to Fifth Amendment to Amended and Restated Senior Secured Credit Agreement]

EXHIBIT A

COPY OF CIG LOAN AGREEMENT

[Signature Pages to Fifth Amendment to Amended and Restated Senior Secured Credit Agreement]

EXHIBIT B

LISTING OF CIG UNDERLYING LOANS ON EFFECTIVE DATE

[Signature Pages to Fifth Amendment to Amended and Restated Senior Secured Credit Agreement]

EXHIBIT C

EXCEPTIONS TO SECTION 3.04
REPRESENTATIONS AND WARRANTIES

1.	The Loan Originator does not make any representation or warranty with respect to the conformity of any CIG Underlying Loan with the representations and warranties set forth in clauses (j), (k), (s) or (kk) of Section 3.04 of the Sale and Servicing Agreement.

2.	[Add other delinquency exceptions]

[Signature Pages to Fifth Amendment to Amended and Restated Senior Secured Credit Agreement]

EXHIBIT D

LISTING OF CIG PAYMENT ACCOUNTS

[Signature Pages to Fifth Amendment to Amended and Restated Senior Secured Credit Agreement]

EXHIBIT E

COPY OF NOTE PURCHASE AGREEMENT AMENDMENT

[Signature Pages to Fifth Amendment to Amended and Restated Senior Secured Credit Agreement]